Arlington Asset Investment Corp. Reports Fourth Quarter and Full Year 2009 Financial Results

Net income of $0.59 per share

Book value of $19.54 per share

ARLINGTON, Va., Feb. 11 /PRNewswire-FirstCall/ -- Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported net income of $4.7 million for the quarter ended December 31, 2009, or $0.59 per share (diluted), compared to a net loss of $268.5 million, or $35.50 per share (diluted) for the quarter ended December 31, 2008.  For the twelve months ended December 31, 2009, the Company reported net income of $116.5 million, or $14.89 per share (diluted), compared to a net loss of $417.5 million, or $55.23 per share (diluted) for the twelve months ended December 31, 2008.  As of December 31, 2009, book value per share was $19.54.

Fourth Quarter Highlights

Net income of $4.7 million for the fourth quarter of 2009 includes the following:

•	$4.0 million of operating cash income;
•	$2.3 million in net investment gains from mortgage-backed securities (MBS) and other investment related activities;
•	$2.5 million in income tax benefits;
•	$3.4 million loss from the sale of FBR Capital Markets Corporation stock.

During the quarter, the Company invested proceeds from its October 28, 2009 sale of FBR Capital Markets stock primarily to grow its non-agency MBS portfolio.  At December 31, 2009, the Company’s non-agency MBS portfolio was unlevered with a cost basis of $151 million, which represented $308 million of face value, an average cost of 51% of par, and a weighted average coupon of 5.7%.  During the fourth quarter of 2009, the unlevered annualized cash yield on the non-agency MBS portfolio was approximately 19% measured as a percentage of cost basis.

The Company’s net interest income increased to $6.1 million during the quarter primarily as a result of growth in our non-agency MBS portfolio. Ongoing fixed operating overhead expenses were approximately $2.2 million for the fourth quarter, a decline of $0.3 million compared to the prior quarter.  During the fourth quarter, the agency MBS portfolio of $137 million was structured to substantially eliminate market price risk.  Excluding borrowings on the agency MBS portfolio, Arlington’s total debt equaled $17 million, or 5% of total assets, at December 31, 2009.  The Company’s net operating loss carry-forwards and net capital loss carry-forwards are currently in excess of $800 million.

Subsequent to December 31, 2009, additional capital was invested in the Company’s non-agency MBS portfolio such that at February 11, 2010, the cost basis was $160 million and was allocated approximately 65% to first tranche securities and approximately 35% to re-remic mezzanine securities.  At that time, the total face value of the non-agency MBS securities was $324 million with an average cost basis of 51% of par, and a weighted average coupon of 5.7%.  Total investable capital was approximately $174 million at February 11, 2010, inclusive of capital invested in agency MBS.

Arlington’s unlevered non-agency MBS portfolio is now nearly fully deployed with a current annualized cash yield on invested capital of approximately 19% before expenses.  Future portfolio growth is expected to come primarily from internally-generated capital through retained earnings which the Company expects will benefit from potential future reductions in ongoing fixed overhead expenses, Arlington’s estimated tax rate of 2%, and the potential realization over time of the purchase discount (currently $164 million) on the Company’s non-agency MBS securities.

“Our company made significant progress in the fourth quarter and for the full year 2009.  With our non-agency MBS portfolio now nearly fully invested, continued expense reductions, and utilization of our tax benefits, Arlington is currently generating significant after tax cash returns with very low leverage.  In addition, the large purchase discount on our non-agency portfolio means the Company has significant reflation potential above its current tangible book value. While market conditions improved over the course of the fourth quarter and the value of our assets has correspondingly increased, we continue to see new opportunities which meet or exceed our risk adjusted return expectations.  The outlook for Arlington makes us optimistic about its ability to offer shareholders an attractive cash dividend as well as an opportunity for growth in earnings and book value on a tax advantaged basis going forward given our C-Corp. structure and substantial loss carry-forwards,” said J. Rock Tonkel, Jr., President and Chief Operating Officer.

The Company’s board of directors has approved a $0.35 dividend for the first quarter.  The dividend will be payable on April 30, 2010 to shareholders of record on March 31, 2010 (ex-dividend date of March 29, 2010).  This represents a 9.4% annualized dividend yield based on the closing price of $14.84 on February 10, 2010, resulting in a payout ratio of 50% to 60% of current period net income on a cash basis excluding non-recurring items. Arlington will continue to assess the best alternatives for shareholders with regard to the appropriate dividend payout ratio in future periods.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests primarily in mortgage-related assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, returns, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in default rates, preservation of our net operating loss and net capital loss carry-forwards, impacts of regulatory changes and changes to Fannie Mae and Freddie Mac, availability of opportunities that meet or exceed our risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions. These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follows

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	December 31
	2009	2008
INTEREST INCOME:
Interest on investment securities	$6,362	$9,402
Dividends	4	227
Other interest income	5	132
Total interest income	6,371	9,761

INTEREST EXPENSE:
Interest on short-term debt	77	4,612
Interest on long-term debt	163	4,922
Total interest expense	240	9,534
Net interest income	6,131	227

OTHER INCOME (LOSS), NET:
Gain on extinguishment of long-term debt	-	35,005
Investment income (loss)	2,294	(217,068)
Other (loss) income	(4)	7,981
Total other income (loss), net	2,290	(174,082)
Income (loss) from continuing operations before other expenses	8,421	(173,855)

OPERATING EXPENSES
Compensation and benefits	1,128	4,485
Professional services	1,055	1,939
Business development	(1,323)	70
Occupancy and equipment	122	241
Other operating expenses	1,850	11,071
Total other expenses	2,832	17,806

Income (loss) from continuing operations before income taxes	5,589	(191,661)

Income tax (benefit) provision	(2,507)	1,899

Net income (loss) from continuing operations	8,096	(193,560)
Loss from discontinued operations, net of taxes	(3,394)	(130,747)

Net income (loss)	4,702	(324,307)
Net loss attributable to noncontrolling interests	-	(55,815)
Net income (loss) attributable to Arlington Asset Investment Corp.	$4,702	$(268,492)

EARNINGS PER SHARE - BASIC:
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.05	$(25.59)
Discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	(0.44)	(9.91)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$0.61	$(35.50)

EARNINGS PER SHARE - DILUTED:
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.02	$(25.59)
Discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	(0.43)	(9.91)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$0.59	$(35.50)

Weighted average shares - basic (in thousands)	7,679	7,564
Weighted average shares - diluted (in thousands)	7,907	7,564

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
INTEREST INCOME:
Interest on MBS	$13,940	$77,954
Interest on loans held for sale	-	37
Dividends	112	724
Other interest income	27	2,379
Total interest income	14,079	81,094

INTEREST EXPENSE:
Interest on short-term debt	495	50,539
Interest on long-term debt	3,150	21,764
Interest on mortgage loans and mortgage banking operations	-	401
Other interest expense	-	47
Total interest expense	3,645	72,751
Net interest income	10,434	8,343

OTHER INCOME (LOSS), NET:
Gain on extinguishment of long-term debt	160,435	39,083
Investment income (loss)	3,926	(390,378)
Other (loss) income	(147)	83,947
Total other income (loss), net	164,214	(267,348)
Income (loss) from continuing operations before other expenses	174,648	(259,005)

OPERATING EXPENSES
Compensation and benefits	14,366	21,780
Professional services	7,053	6,056
Business development	6,577	604
Occupancy and equipment	538	1,248
Other operating expenses	5,955	19,008
Total other expenses	34,489	48,696

Income (loss) from continuing operations before income taxes	140,159	(307,701)

Income tax provision	9,522	1,899

Net income (loss) from continuing operations	130,637	(309,600)
Loss from discontinued operations, net of taxes	(25,551)	(194,730)

Net income (loss)	105,086	(504,330)
Net loss attributable to noncontrolling interests	(11,459)	(86,867)
Net income (loss) attributable to Arlington Asset Investment Corp.	$116,545	$(417,463)

EARNINGS PER SHARE - BASIC:
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$17.02	$(40.96)
Discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	(1.84)	(14.27)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$15.19	$(55.23)

EARNINGS PER SHARE - DILUTED:
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$16.69	$(40.96)
Discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	(1.80)	(14.27)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$14.89	$(55.23)

Weighted average shares - basic (in thousands)	7,675	7,558
Weighted average shares - diluted (in thousands)	7,825	7,558

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Dec-09	31-Dec-08

Cash and cash equivalents	$10,123	$46,851
Receivables:
Interest	2,011	1,130
Other	20	356
Investments:
Mortgage-backed securities, at fair value	295,600	139,955
U.S. Treasury bonds, at fair value	-	550,000
Other investments	2,580	13,802
Furniture, equipment, software and leasehold improvements, net	114	-
Prepaid expenses and other assets	3,201	7,475
Assets of discontinued operation	-	800,722
Total assets	$313,649	$1,560,291

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$126,830	$647,003
Interest payable	124	2,019
Accrued compensation and benefits	5,921	3,339
Accounts payable, accrued expenses and other liabilities	13,904	13,322
Long-term debt	16,857	254,357
Liabilities of discontinued operation	-	496,995
Total liabilities	163,636	1,417,035

Equity:
Common stock, 7,919 and 7,961 shares	80	80
Additional paid-in capital	1,507,394	1,494,642
Accumulated other comprehensive income (loss)	7,015	(118)
Accumulated deficit	(1,364,476)	(1,481,021)
Total Arlington Asset Investment Corp. shareholders' equity	150,013	13,583
Noncontrolling interest	-	129,673
Total equity	150,013	143,256
Total liabilities and equity	$313,649	$1,560,291

Book value per share	$19.54	$18.95

Shares outstanding (in thousands)	7,679	7,561

CONTACT: Media: +1-877-370-4413, or ir@arlingtonasset.com, or Investors: Kurt Harrington, +1-877-370-4413, or ir@arlingtonasset.com